Exhibit 10.23

Envoy Medical Corporation

Building Lease

THIS LEASE, Made and entered into this day of May 20, 2016, by and between Taylor Corporation, hereinafter called “Landlord”, and Envoy Medical Corporation, hereinafter called “Tenant.”

W I T N E S S E T H:

1. PREMISES. Landlord hereby lets to Tenant and Tenant hereby leases from Landlord approximately 8,290 square feet of space in the building located at 4875 White Bear Parkway, City of White Bear Lake, County of Ramsey, State of Minnesota, which the parties hereto acknowledge is non-homestead property, hereinafter called “leased premises” or “demised premises”. The amount of space leased may be adjusted by mutual consent between the Tenant and the Landlord during the term of the lease and the monthly rent in Section 3 adjusted accordingly along with proration of expenses.

Tenant acknowledges the receipt of the demised premises and the same to be in good and sanitary condition, and in good repair, the taking possession of the demised premises by the Tenant shall be conclusive evidence that the demised premises, and the equipment, fixtures, plumbing, etc., were at the time of so taking possession thereof in good, clean, sanitary and tenantable condition, and in all respects satisfactory and acceptable to the Tenant. Tenant hereby releases Landlord from any and all claims arising from any defect in the condition of said demised premises.

2. TERM. This lease shall be for the term of eleven (11) years, seven (7) months from and after the 1st day of June, 2016, to the last day of December 31, 2027, both dates inclusive, unless sooner terminated as hereinafter provided.

3. RENT. Tenant shall pay to Landlord at 1725 Roe Crest Drive, North Mankato, Minnesota, or at such place as Landlord may from time to time designate in writing the following base rent, repayment for build out cost for tenants space and building operating costs (common area maintenance, taxes, insurance and utilities which costs will be reviewed and calculated yearly), payable on or before the first of each month in accordance with the following schedule:

	Monthly	Repayment - Build-out Costs		Building operating
Period	Base Rent	monthly	balloon	expense
6/1/16 -12/31/16	3,496.00	2,072.50	-	2,349
1/1/17 -12/31/17	3,496.00	2,072.50	-	TBD
1/1/18 -12/31/18	3,631.00	2,072.50	10,000	TED
1/1/19 -12/31/19	3,704.00	2,072.50	10,000	TBD
1/1/20 -12/31/20	3,778.00	3,108.75	20,000	TBD
1/1/21 -12/31/21	3,853.00	3,108.75	20,000	TBD
1/1/22 -12/31/22	3,930.00	3,800.00	30, 000	TBD
1/1/23 -12/31/23	4,009.00	3,800.00	30,000	TED
1/1/24 -12/31/24	4,089.00	3,800.00	50,000	TBD
1/1/25 -12/31/25	4,171.00	3,800.00	50,000	TED
1/1/26 -12/31/26	4,254.00	3,800.00	50,000	TBD
1/1/27 -12/31/27	4,339.00	3,146.00	-	TBD

4. USE. It is agreed that the leased premises may be used and occupied by Tenant for its Research & Development and Manufacturing business or for any other lawful purpose. Said usage shall at all times be in compliance with all applicable laws, ordinances and governmental regulations, and requirements of insurers of the leased premises.

5. WARRANTIES OF TITLE AND QUIET POSSESSION. Landlord covenants that Landlord is seized of the demised premises in fee simple and has full right to make this lease and that Tenant shall have quiet and peaceable possession of the leased premises during the term hereof so long as it is not in default.

6. WASTE AND NUISANCE PROHIBITED. During the term of this lease, Tenant shall comply with all applicable laws affecting the demised premises, the breach of which might result in any penalty on Landlord or forfeiture of Landlord’s title to the leased premises. Tenant shall not commit, or suffer to be committed, any waste on the demised premises, or any nuisance.

7. ABANDONMENT OF PREMISES. Tenant shall not vacate or abandon the demised premises at any time during the term hereof; if Tenant shall abandon, vacate or surrender the demised premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the demised premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be encumbered to Landlord.

8. LANDLORD’S RIGHT OF ENTRY. Tenant shall permit Landlord and the agents and employees of Landlord to enter into and upon the demised premises at all reasonable times for the purpose of inspecting the same, or for the purpose of posting notices of nonresponsibility for alterations, additions, or repairs, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the premises thereby occasioned.

9. LEASE SUBORDINATE TO ENCUMBRANCES. This lease is subject and subordinate to any mortgages or trust deeds that may be heretofore or hereafter placed against the demised premises, and to all advances made or that may be made on account of the encumbrances, to the full extent of the principal sums secured thereby and interest thereon.

10. SUBLETTING AND ASSIGNMENT. Tenant may not sublet the leased premises in whole or in part without Landlord’s written consent. Tenant shall not assign or transfer this lease, or any interest herein without the prior written consent of Landlord, which consent will not be unreasonably withheld. Any such sublease or assignment without such consent shall be void, and shall at the option of Landlord, terminate this lease. Neither this lease nor the leasehold estate of Tenant or any interests of Tenant hereunder in the leased premises or any buildings or improvements thereon shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer or sale by operation of law in any manner whatsoever, and any such attempted involuntary assignment, transfer, or sale shall be void and of no effect and shall, at the option of Landlord, terminate this lease.

11. NOTICES. All notices, demands, or other writings in this lease provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other, shall be deemed to have been fully given or made or sent when made in writing and deposited in the United States mail, registered and postage prepaid, and addressed as follows:

TO LANDLORD:	Taylor Corporation
1725 Roe Crest Drive
North Mankato, MN 56002-3728

TO TENANT:	Envoy Medical Corporation
4875 White Bear Parkway
White Bear Lake, MN 55110

12. REPAIRS AND MAINTENANCE. Tenant shall make all necessary incidental repairs to the interior of the demised premises, and maintain the interior in good condition. Tenant shall make no alterations or improvements to the demised premises without advance consent of Landlord. All such alterations or improvements shall remain with the demised premises and become the property of Landlord.

13. DAMAGE TO OR DESTRUCTION OF PREMISES. If during the term of this lease the leased premises or improvements thereon shall be injured or destroyed by fire or the elements, or through any other cause, so as to render the leased premises unfit for occupancy, or make it impossible to conduct the business of the Tenant thereof, or to such an extent that they cannot be repaired with reasonable diligence within ninety (90) days from the happening of such injury, then the Landlord may terminate this lease and term herein demised from the date of such damage or destruction, and the Tenant shall immediately surrender the demised premises and all interest therein to the Landlord, and the Tenant shall pay rent only to the time of such surrender. In case of any such destruction or injury, the Landlord may re-enter and repossess the leased premises discharged of this lease and may dispossess all parties then in possession thereof. If the leased premises can be restored within ninety (90) days from the happening of the injury thereto, and the Landlord within fifteen (15) days from the occurrence of such injury elects in writing to repair or restore said leased premises within ninety (90) days from the happening of the injury thereto, then this lease shall not end or terminate on account of such injury by fire or otherwise, but the rent shall not run or accrue after the injury and during the process of repairs, and up to the time when the repairs shall be completed, except only that Tenant shall during such time pay a pro rata portion of such rent apportioned to the portion of the demised premises which are in condition for occupancy or which may be actually occupied during such repairing period. If, however, the leased premises shall be so slightly injured by any cause aforesaid, as not to be rendered unfit for occupancy, then the Landlord shall repair the same with reasonable promptness, and in that case the rent shall not cease or be abated during such repairing period. All improvements or betterments placed by the Tenant on the leased premises shall, however, in any event be repaired and replaced by the Tenant at its own expense and not at the expense of the Landlord. Tenant is to pay its prorated share as determined by Landlord of these repairs and maintenance.

14. INSURANCE. (a) Insurance Companies. It is agreed that all policies of insurance to be maintained in force by the respective parties hereto shall be obtained from good and solvent insurance companies approved by Landlord.

(b) Tenant to Obtain Public Liability Insurance. Tenant shall, at its own expense, at all times during the term of this lease, maintain in force a policy or policies of insurance, written by one or more responsible insurance carriers designated by Landlord, which will insure Landlord against liability for injury to or death of persons or loss or damage to property occurring in or about the demised premises. The liability under such insurance shall not be less than Five Hundred Thousand Dollars ($500,000.00) for any person killed or injured, One Million Dollars ($1,000,000.00) for any one accident, and Two Hundred Thousand Dollars ($200,000.00) property damage.

(c) Tenant to Obtain Worker’s Compensation Insurance. Tenant shall maintain and keep in force all employees’ compensation insurance required under the laws of the State of Minnesota, and such other insurance as may be necessary to protect Landlord against any other liability to person or property arising hereunder by operation of law, whether such law be now in force or adopted subsequent to the execution hereof.

(d) Tenant’s Waiver of Casualty Insurance Proceeds. In the event the demised premises shall be damaged or destroyed by fire or other casualty so insured against, Tenant shall claim no interest in any insurance settlement arising out of any such loss and it will execute all documents required by Landlord or the insurance company or companies that may be necessary for use in connection with settlement of any such loss. Tenant shall also insure separately its own leasehold improvements.

(e) Tenant’s Failure to Insure. Should Tenant fail to keep in effect and pay for such insurance as it is in this section required to maintain, Landlord may do so, in which event the insurance premium paid by Landlord shall become due and payable forthwith and failure of Tenant to pay same on demand shall constitute a breach of this lease. All insurance policies applicable to the entire building shall have their cost prorated to the amount of space occupied as determined by the Landlord.

(f) Named Insureds. All policies of insurance required hereby shall be written in the names of Landlord, Tenant, and the mortgagee (if any), as their respective interests may appear, and a copy of each such policy shall be delivered to Landlord when issued.

15. LIENS. (a) Tenant’s Duty to Keep Premises Free of Liens. Tenant shall keep all of the demised premises and every part thereof and all building and other improvements at any time located thereon free and clear of any and all mechanic’s, materialmen’s, and other liens for or arising out of or in connection with work or labor done, services performed, or materials or appliances used or furnished for or in connection with any operations of Tenant, any alteration, improvement, or repairs or additions which Tenant may make or permit or cause to be made, or any work or construction, by, for, or permitted by Tenant on or about the leased premises, or any obligations of any kind incurred by Tenant, and at all times promptly and fully to pay and discharge any and all claims on which any such lien may or could be based, and to indemnify, defend and save harmless Landlord and all of the leased premises and all buildings and improvements thereon against all such liens and claims of liens and suits or other proceedings pertaining thereto. Tenant shall give Landlord written notice no less than sixty (60) days in advance of any construction, alteration, addition, improvement, or repair estimated to cost in excess of Twenty Thousand Dollars ($20,000.00), in order that Landlord may post appropriate notices of Landlord’s non-responsibility.

(b) Contesting Liens. If Tenant desires to contest any such lien, it shall notify Landlord of its intention to do so within thirty (30) days after filing of such lien. In such case, and provided that Tenant shall on demand protect Landlord by a good and sufficient surety bond against any such lien and any cost, liability, or damage arising out of such contest, Tenant shall not be in default hereunder until thirty (3 0) days after final determination of the validity thereof, within which time Tenant shall satisfy and discharge such lien to the extent held valid; but the satisfaction and discharge of any such lien shall not, in any case, be delayed until execution is had on any judgment rendered thereon, and such delay shall be a default of Tenant hereunder. In the event of such contest, Tenant shall protect and indemnify Landlord against all loss, expense, and damage resulting therefrom.

16. INDEMNIFICATION OF LANDLORD. Landlord shall not be liable for any loss, injury, death, or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person whosoever may at any time be using or occupying or visiting the leased premises or be in, on, or about the same, whether such loss, injury, death, or damage shall be caused by or in any way result from or arise out of any act, omission, or negligence of Tenant or of any occupant, subtenant, visitor, or user of any portion of the leased premises, or shall result from or be caused by any other matter or thing whether of the same kind as or of a different kind than the matters or things above set forth, and Tenant shall indemnify Landlord against all claims, liability, loss, or damage whatsoever on account of any such loss, injury, death, or damage. Tenant hereby waives all claims against Landlord for damages to the building and improvements that are now on or hereafter placed or built on the premises and to the inventory, equipment or other property of Tenant in, on or about the leased premises, and for injuries to persons or property in or about the leased premises, from any cause arising at any time. The two preceding sentences shall not apply to loss, injury, death or damage arising by reason of the negligence or misconduct of Landlord. Nothing contained in this section shall, however, detract from Landlord’s rights to protection under the public liability insurance policy to be paid for by the Tenant as specified in Paragraph 15 hereof.

17. REDELIVERY OF PREMISES. Tenant shall pay the rent and all other sums required to be paid by Tenant hereunder in the amounts, at the times, and in the manner herein provided, and shall keep and perform all the terms and conditions hereof on its part to be kept and performed, and, at the expiration or sooner termination of the lease, peaceably and quietly quit and surrender to Landlord the leased premises in good order and condition, reasonable wear and tear excepted, subject to the other provisions of this lease. In the event of the nonperformance by Tenant of any of the covenants of Tenant undertaken herein, this lease may be terminated as herein provided.

18. REMEDIES CUMULATIVE. All remedies hereínbefore and hereafter conferred on Landlord shall be deemed cumulative and no one exclusive of the other, or of any other remedy conferred by law.

19. PROHIBITION OF INVOLUNTARY ASSIGNMENT; EFFECT OF BANKRUPTCY OR INSOLVENCY. (a) Prohibition of Involuntary Assignment. Neither this lease nor the leasehold estate of Tenant nor any interest of Tenant hereunder in the demised premises or in the building or improvements thereon shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer, or sale by operation of law in any manner whatsoever (except through statutory merger or consolidation) and any such attempt at involuntary assignment, transfer, or sale shall be void and of no effect.

(b) Effect of Bankruptcy. Without limiting the generality of the provisions of the preceding paragraph (a) of this section, Tenant agrees that in the event any proceedings under the Bankruptcy Act or any amendment thereto be commenced by or against Tenant, and, if against Tenant, such proceedings shall not be dismissed before either an adjudication in bankruptcy or the confirmation of a composition, arrangement, or plan of reorganization, or in the event Tenant is adjudged insolvent or makes an assignment for the benefit of its creditors, or if a receiver is appointed in any proceeding or action to which Tenant is a party, with authority to take possession or control of the demised premises or the business conducted thereon by Tenant, and such receiver is not discharged within a period of ninety (90) days after his appointment, any such event or any involuntary assignment prohibited by the provisions of the preceding paragraph (a) of this section shall be deemed to constitute a breach of this lease by Tenant and shall, at the election of Landlord, but not otherwise, without notice or entry or other action of Landlord terminate this lease and also all rights of Tenant under this lease and in and to the demised premises and also all rights of any and all persons claiming under Tenant.

20. DEFAULT. In the event of any breach of this lease by Tenant, Landlord, in addition to the other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the leased premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this lease or it may from time to time, without terminating this lease, relet the demised premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this lease) and at such rental or rentals and on such other terms and conditions as Landlord in the sole discretion of Landlord may deem advisable with the right to make alterations and repairs to the demised premises. On each such re-letting (a) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, the expenses of such re-letting and of such alterations and repairs, incurred by Landlord, and the amount, if any, by which the rent reserved in this lease for the period of such re-letting (up to but not beyond the term of this lease) exceeds the amount agreed to be paid as rent for the demised premises for such period on such re-letting; or (b) at the option of Landlord, rents received by such Landlord from such re-letting shall be applied, first, to the payment of any indebtedness, other than rent due hereunder from Tenant to Landlord; second, to the payment of any expenses of such re-letting and of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by landlord and applied in payment of future rent as the same may become due and payable hereunder. If Tenant has been credited with any rent to be received by such re-letting under option (a) hereof, and such rent shall not be promptly paid to landlord by the new tenant, or if such rentals received from such re-letting under option (b) hereof during any month is less than that to be paid during the month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the demised premises by Landlord shall be construed as an election on the part of landlord to terminate this lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach. Should Landlord at any time terminate this lease for any breach, in addition to any other remedy it may have, Landlord may recover from Tenant all damages incurred by reason of such breach, including the cost of recovering the leased premises, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this lease for the remainder of the stated term over the then reasonable rental value of the leased premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

21. LANDLORD’S RIGHT TO PERFORM. In the event that Tenant by failing or neglecting to do or perform any act or thing herein provided by it to be done or performed, shall be in default hereunder and such failure shall continue for a period of thirty (30) days after written notice from Landlord specifying the nature of the act or thing to be done or performed, then Landlord may, but shall not be required to, do or perform or cause to be done or performed such act or thing (entering on the demised premises for such purposes, if Landlord shall so elect) and Landlord shall not be or be held liable or in any way responsible for any loss, inconvenience, annoyance, or damage resulting to Tenant on account thereof, and Tenant shall repay to Landlord on demand the entire expense thereof, including compensation to the agents and employees of Landlord. Any act or thing done by Landlord pursuant to the provisions of this section shall not be or be construed as a waiver of any such default by Tenant, or as a waiver of any covenants, term, or condition herein contained or the performance thereof, or of any other right or remedy of Landlord, hereunder or otherwise. All amounts payable by Tenant to Landlord under any of the provisions of this lease, if not paid when the same become due in this lease provided, shall bear interest from the date they became due until paid at the rate of ten percent (10%) per annum, compounded annually.

22. EFFECT OF EMINENT DOMAIN. (a) Effect of Total Condemnation. In the event the entire leased premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this lease shall terminate and expire as of the date of such taking, and Tenant shall thereupon be released from any liability thereafter accruing hereunder.

(b) Effect of Partial Condemnation. In the event a substantial portion of the leased premises shall be so appropriated or taken and the remainder of the leased property shall not be suitable for the use then being made of the leased property by Tenant, or if the remainder of the leased property is not one undivided parcel of property, Tenant shall have the right to terminate this lease as of the date of such taking on giving to Landlord written notice of termination within sixty (60) days after Landlord has notified Tenant in writing that the leased property has been so appropriated or taken. In the event of such partial taking which does not so terminate this lease, then this lease shall continue in full force and effect as to the part not taken, and the rental to be paid by Tenant during the remainder of the term shall be adjusted by a majority of three (3) independent appraisers, one designated by Landlord, one designated by Tenant, and one designated by the first two appraisers named.

(c) Condemnation Award. In the event of the termination of this lease by reason of the total or partial taking of the leased premises by eminent domain, then in any such condemnation proceedings Landlord and Tenant each shall be free to make claim against the condemning or taking authority for the amount of any damage done to them, respective, as a result thereof.

23. SURRENDER OF LEASE. The voluntary or other surrender of this lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

24. WAIVER. The waiver of Landlord, or the failure of Landlord to take action with respect to any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition, or subsequent breach of the same, or any other term, covenant, or condition therein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

25. EFFECT OF TENANT’S HOLDING OVER. Any holding over after the expiration of the term of this lease, with consent of Landlord, shall be construed to be a tenancy from month to month, at the same base monthly rental as required to be paid by Tenant for the period immediately prior to the expiration of the term hereof, and shall otherwise be on the terms and conditions herein specified so far as applicable.

26. PARTIES BOUND. The covenants and conditions herein contained shall, subject to the provisions as to assignment, transfer, and subletting, apply to and bind the heirs, successors, executors, administrators, personal representatives, and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

27. TIME OF THE ESSENCE. Time is of the essence of this lease, and of each and every covenant, term, condition and provision hereof.

28. EFFECTIVE LAW. This lease is executed by a Minnesota Corporation as Tenant for the demise of real estate situated in the State of Minnesota and, accordingly, shall be enforced and interpreted under the laws of the State of Minnesota in effect from time to time.

29. TENANT WAIVER OF RIGHT TO TERMINATE LEASE. Notwithstanding any provision herein to the contrary, neither destruction nor condemnation of, nor damage to, all or any part of the property shall entitle or permit the Tenant to surrender or terminate this Lease or shall relieve the Tenant from its liability in full to pay rent and other sums and charges payable by the Tenant hereunder or from any of its other obligations under this Lease. The Tenant hereby waives any rights now or hereafter conferred upon it by statute or otherwise to surrender this Lease, to quit or surrender all or any part of the property, or to receive any suspension, diminution, abatement or reduction of the rent or other sums and charges payable by the Tenant hereunder on account of any such destruction, damage or condemnation.

30. SECTION CAPTIONS. The captions appearing under the section number designations of this lease are for convenience only and are not a part of this lease and do not in any way limit or amplify the terms and provisions of this lease.

IN WITNESS WHEREOF, the parties have executed this lease at North Mankato, Minnesota, on the day and year first above written.

TENANT:			LANDLORD:

Envoy Medical Corporation			Taylor Corporation

By:	/s/ Brent Lucas		By:	/s/ Larry Taylor

	Its:	Chief Executive Officer		Its:	Vice President

AMENDMENT TO LEASE

The AMENDMENT TO LEASE, made and entered into this June 20, 2017, by and between Taylor Corporation hereinafter called the “LANDLORD” and Envoy Medical Corporation hereinafter called “TENANT”.

WITNESSETH

That the BUILDING LEASE AGREEMENT dated May 20, 2016 between the LANDLORD and the TENANT Covering a portion of a building located at 4875 White Bear Parkway, City of White Bear Lake, Minnesota, hereinafter called “Demised Premises”; and

Whereas LANDLORD and TENANT now desire to amend said lease in the following manner

The amount of space leased is increased from 8,290SF to 9,542SF.

TENANT agrees that the base monthly rent will be adjusted to the following:

7/1/17 - 12/31/17	$4,039.00

1/1/18 - 12/31/18	$4,104.00

1/1/19 - 12/31/19	$4,187.00

1/1/20 - 12/31/20	$4,270.00

1/1/21 - 12/31/21	$4,350.00

1/1/22 - 12/31/22	$4,443.00

1/1/23 - 12/31/23	$4,532.00

1/1/24 - 12/31/24	$4,622.00

1/1/25 - 12/31/25	$4,715.00

1/1/26 - 12/31/26	$4,809.00

1/1/27 - 12/31/27	$4,905.00

Except as modified herein all Terms and Conditions of the Building Lease Agreement dated May 20, 2016 shall remain in full force and effect.

In Witness whereof, the parties hereto have executed this AMENDMENT TO LEASE the day and year written above.

TENANT: Envoy Medical Corporation		LANDLORD: Taylor Corporation

By:	/s/ Brent Lucas	By:	Larry Taylor

Its:	Chief Executive Officer	Its:	Vice President

AMENDMENT #2

This Amendment #2 (“Second Amendment”) is entered into effective as of December 9. 2022 (“Amendment Date”) by and between Taylor Corporation (“Landlord”) and Envoy Medical Corporation (“Tenant”).

WHEREAS, Landlord and Tenant (each, a “Party” and collectively, “Parties”) intend to modify, amend, and supplement that certain Building Lease, dated May 20, 2106, by and between the Parties, as amended by that certain Amendment to Lease, dated June 20, 2017, between the Parties (“First Amendment”, and collectively, “Lease”) as set forth herein.

1. Amendment. The Parties hereby agree and affirm that they are parties to the Lease, which is hereby modified, amended, and/or supplemented as set forth in this Second Amendment. Any capitalized terms used but not specifically defined in this Second Amendment shall have the meanings ascribed to them in the Lease.

2. Leased Premises. The Leased Premises, as identified in Section 1 of the Lease and Section 1 of the First Amendment, is hereby amended to 9,876 square feet.

3. Base Monthly Rent. The monthly base rent for the remainder of the Term, as identified in Section 3 of the Lease and Section 2 of the First Amendment, is hereby amended as follows:

Period	Monthly Base Rent
1/112023-12/31/2023	$4,691.00
1/1/2024 - 12/31/2024	$4,784.00
1/1/2025 - 12/31/2025	$4,880.00
1/1/2026 - 12/31/2026	$4,977.00
1/1/2027 - 12/31/2027	$5,077.00

Tenant shall remain obligated to pay all other amounts due under the Lease in a timely manner, as specified therein thereby.

4. Construction: Except as expressly set forth herein, the terms and conditions of the Lease are hereby ratified, and all provisions of the Lease shall remain in full force and effect pursuant to their terms. No Party shall be bound by any condition, definition, warranty, or representations, other than as expressly set forth or provided for in the Lease or this Second Amendment, Wherever a conflict between this Second Amendment and the Lease exists, the provisions of this Second Amendment shall control.

5. Signature. This Second Amendment may be executed in any number of counterparts, which when taken together shall constitute an original document, and shall become effective when signed by each of the Parties. This Second Amendment may be accepted, executed, or agreed to through the use of an electronic signature or other reasonably reliable means and will be deemed an original and will be binding on the Parties in the same manner and shall have the same legal validity and enforceability as if it were physically or manually accepted, executed, delivered, or agreed (including, but not limited to, “wet-ink” signatures). The Parties hereby consent to the use of any third-party electronic signature capture service as may be reasonably selected by Landlord.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the Amendment Date.

LANDLORD: TAYLOR CORPORATION

Name:	Jason Greenfield

Its:	Director

Date:	December 9, 2022	/s/ Jason Greenfield
Signature

TENANT: ENVOY MEDICAL CORPORATION

Name:	Brent Lucas

Its:	CEO

Date:	December 9, 2022	/s/ Brent Lucas
Signature

AMENDMENT #3

This Amendment #3 (“Third Amendment”) is entered into effective as of May 1, 2024 (“Amendment Date”) by and between Taylor Corporation (“Landlord”) and Envoy Medical Corporation (“Tenant”).

WHEREAS, Landlord and Tenant (each, a “Party” and collectively, “Parties”) intend to modify, amend, and supplement that certain Building Lease, dated May 20, 2016, by and between the Parties, as amended by that certain First Amendment to Lease dated June 20, 2017, and that Second Lease Amendment dated December 9, 2022, between the Parties (“collectively, “Lease”) as set forth herein.

1. Amendment. The Parties hereby agree and affirm that they are parties to the Lease, which is hereby modified, amended, and/or supplemented as set forth in this Third Amendment. Any capitalized terms used but not specifically defined in this Third Amendment shall have the meanings ascribed to them in the Lease.

2. Leased Premises. The Leased Premises (as identified in Exhibit A within the hash-marked areas of 107 sf, 714 sf, 615 sf, 9,042 sf and 1,062 sf), shall be increased from 9,876 square feet 11,540 square feet.

3. Term. The Term of Lease shall be extended for three (3) years and shall expire on December 31, 2030.

4. Rent. The monthly rent as identified in Section 3 of the Lease, is hereby amended as follows:

PERIOD	MONTHLY BASE RENT	MONTHLY BUILD-OUT REPAYMENT	MONTHLY OPERATING EXPENSE	TOTAL MONTHLY RENT	BUILD-OUT BALLOON REPAYMENT
5/1/2024 - 12/31/2024	$5,587.28	$3,800.00	$5,244.69	$14,631.97	$50,000.00 - Due 7/1/2024
1/1/2025 - 12/31/2025	$5,702.68	$3,800.00	$5,454.48	$14,957.16	$50,000.00 - Due 7/1/2025
1/1/2026 - 12/31/2026	$5,818.08	$3,800.00	$5,672.66	$15,290.74	$50,000.00 - Due 7/1/2026
1/1/2027 - 12/31/2027	$5,933.48	$3,146.00	$5,899.56	$14,979.04	$50,000.00 - Due 7/1/2027
1/1/2028 - 12/31/2028	$6,173.90	$0.00	$6,135.55	$12,309.45	$50,000.00 - Due 7/1/2028
1/1/2029 - 12/31/2029	$6,423.93	$0.00	$6,380.97	$12,804.90	$50,000.00 - Due 7/1/2029
1/1/2030 - 12/31/2030	$6,673.97	$0.00	$6,626.21	$13,300.18	$0.00

Tenant shall remain obligated to pay all other amounts due under the Lease in a timely manner, as specified therein thereby.

5. Tenant Affiliate. Landlord and Tenant agree that Tenant’s parent company, Envoy Medical, Inc., (“Tenant Affiliate”) has the right to use the Leased Premises. Tenant shall be responsible for Tenant Affiliate’s compliance with the terms of the Lease and this Third Amendment.

6. Construction. Except as expressly set forth herein, the terms and conditions of the Lease are hereby ratified, and all provisions of the Lease shall remain in full force and effect pursuant to their terms. No Party shall be bound by any condition, definition, warranty, or representations, other than as expressly set forth or provided for in the Lease or this Third Amendment. Wherever a conflict between this Third Amendment and the Lease exists, the provisions of this Third Amendment shall control.

7. Signature. This Third Amendment may be executed in any number of counterparts, which when taken together shall constitute an original document, and shall become effective when signed by each of the Parties. This Third Amendment may be accepted, executed, or agreed to through the use of an electronic signature or other reasonably reliable means and will be deemed an original and will be binding on the Parties in the same manner and shall have the same legal validity and enforceability as if it were physically or manually accepted, executed, delivered, or agreed (including, but not limited to, “wet-ink” signatures). The Parties hereby consent to the use of any third-party electronic signature capture service as may be reasonably selected by Landlord.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Third Amendment as of the Amendment Date.

LANDLORD: TAYLOR CORPORATION

Name:	Jason Greenfield

Its:	Vice President

Date:	6/6/2024	/s/ Jason Greenfield
Signature

TENANT: ENVOY MEDICAL CORPORATION

Name:	Brent Lucas

Its:	CEO

Date:	6/6/2024	/s/ Brent Lucas
Signature